Exhibit 32.1
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                      Chief Executive Officer Certification


      In connection with Franklin Credit Management Corporation's (the "Company") quarterly report on Form 10-Q for the three months ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 14, 2005                    /s/     Jeffrey R. Johnson
                                            ------------------------------------
                                            Name:   Jeffrey R. Johnson
                                            Title:  Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.